EXHIBIT 23.4

RAY & ASSOCIATES

ATTORNEYS AT LAW

5100 WESTHEIMER. SUITE 115

HOUSTON, TEXAS 77056

(713) 627-7111

FAX (713) 627-7110

January 9, 2017

Mr. Sohail Quraeshi

Escue Energy

Dallas, TX

Dear Sir:

I hereby authorize you and your company to cite my opinion as set forth under the caption "Legal Proceedings" and in "Note 15 - Time Barred Debt" to the Financial Statements in your S-1 Registration Statement, as amended. For any questions, please contact me.

Regards,

Arne M. Ray

Arne M. Ray

AMR:dt